Contact:          Anna Van Lier
                  Director, Corporate Communications
                  Convera
                  703.761.3700
                  avanlier@convera.com

                   Convera Announces FY '04 Fourth Quarter and
                           Year-End Financial Results

            Annual Revenues Up 24% as Federal Business Grows by 138%


     Vienna, Va., March 10, 2004 - Convera Corporation (NASDAQ: CNVR), a leading provider of search and categorization software for enterprises and government agencies, today reported financial results for its fourth quarter and fiscal year ended January 31, 2004.

     Total revenues for the fourth quarter were $6.0 million, essentially flat compared to the same quarter last fiscal year. For the year ended January 31, 2004, total revenues were $29.3 million, an increase of 24% compared to revenues of $23.6 million reported last fiscal year. The increase in annual revenues was driven by strong growth in the company's Federal business, in which total revenues were up 138% over the prior year.

     The net loss for the fourth quarter was $3.7 million, or $0.11 per share, compared to a net loss of $4.3 million, or $0.15 per share, in the fourth quarter last year. The net loss for the year ended January 31, 2004 was $18.1 million, or $0.57 per common share, compared to a net loss of $29.1 million, or $1.01 per common share one year ago.

Convera's North American commercial revenues for the fourth quarter grew by 7% and federal revenues increased 22% compared to the fourth quarter last year. This was the ninth consecutive quarter in which the company's Federal business reported revenue growth compared to the same period of the previous year. International revenues declined 29% compared to the fourth quarter last year.

The Company has more than 900 customers worldwide which includes 250 government customers, 100 of which are involved in intelligence and law enforcement.

About Convera
Convera is a leading provider of mission-critical enterprise search and categorization solutions. Convera's RetrievalWare solutions maximize return on investment in vast stores of unstructured information by providing highly scalable, fast, accurate and secure search across more than 200 forms of text, video, image and audio information, in more than 45 languages. More than 900 customers in 33 countries rely on Convera's search solutions to power a broad range of mission-critical applications including enterprise portals, knowledge management, intelligence gathering, profiling, corporate policy compliance, regulatory compliance, customer service and more. For more information, contact Convera at 800-788-7758, via e-mail at info@convera.com or on the Web at www.convera.com


This release, including any statements from Convera personnel, contains statements about Convera's future expectations, performance, plans, and prospects, as well as assumptions about future events. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, business and economic conditions and trends; continued success in technological advances; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements; reduced customer demand relative to expectations; competitive factors; and other risk factors listed from time to time in the company's SEC reports. Actual results may differ materially from our expectations as the result of these and other important factors relating to Convera's business and product development efforts, which are further described in Convera's filings with the Securities and Exchange Commission. These filings can be obtained from the SEC's website located at www.sec.gov. Any forward-looking statements are based on information available to Convera on the date of this release, and Convera assumes no obligation to update such statements. The Convera design logo and the following are worldwide trademarks of Convera: Convera(TM), RetrievalWare(R), and Screening Room(R). The names of actual companies and products mentioned herein may be the trademarks of their respective owners.


                                   -- more --

Page 2 - Convera Announces Fourth Quarter, Year-End Financial Results


     The condensed, consolidated statements of operations for the Company appear below and are presented in accordance with accounting principles generally accepted in the United States. All amounts, except per share amounts, are expressed in thousands of U.S. dollars.

                                                                Three Months Ended                        Year Ended
                                                                    January 31,                           January 31,
                                                                 2004           2003                 2004            2003
                                                                 ----           ----                 ----            ----
                                                            (unaudited)    (unaudited)           (unaudited)
Revenues:
   License                                                   $    3,225       $    3,520           $   18,322      $   13,062
      Services                                                      932              902                4,338           4,018
      Maintenance                                                 1,824            1,613                6,591           6,534
                                                          ---------------- ---------------      --------------- ----------------
                                                          ---------------- ---------------      --------------- ----------------
           Total revenues                                         5,981            6,035               29,251          23,614
                                                          ---------------- ---------------      --------------- ----------------
                                                          ---------------- ---------------      --------------- ----------------

Cost of Revenues:
   License                                                          502            1,053                1,822           3,485
   Services                                                         960              872                4,715           5,446
   Maintenance                                                      533              365                2,033           1,766
                                                          ---------------- ---------------      --------------- ----------------
           Total cost of revenues                                 1,995            2,290                8,570          10,697
                                                          ---------------- ---------------      --------------- ----------------

Gross Margin                                                      3,986            3,745               20,681          12,917
                                                          ---------------- ---------------      --------------- ----------------

Operating Expenses:
   Sales and marketing                                            4,416            3,649               18,124          20,018
   Research and product development                               2,586            2,341               11,981          11,639
   General and administrative                                     3,133            1,755             10,564          8,642
   Restructuring charges                                              -              447             621             2,337
   Incentive bonus payments due to employees                          -                -             -               (138)
   Acquired in-process research & development                         -                -                    -             126
                                                          ---------------- ---------------      --------------- ----------------
                                                          ---------------- ---------------
           Total operating expenses                              10,135            8,192               41,290          42,624
                                                          ---------------- ---------------      --------------- ----------------

Operating Loss                                                   (6,149)          (4,447)             (20,609)        (29,707)

Other Income, net                                                 2,405              111                2,550             636
                                                          ---------------- ---------------      --------------- ----------------

Net Loss                                                     $   (3,744)      $   (4,336)          $  (18,059)     $  (29,071)
                                                          ================ ===============      =============== ================
                                                          ================ ===============      =============== ================


Net loss per common share - basic & diluted                  $    (0.11)      $    (0.15)          $    (0.57)     $    (1.01)
                                                          ================ ===============      =============== ================
                                                          ================ ===============      =============== ================
Weighted-average number of common
   shares outstanding - basic & diluted                          33,821           29,003               31,486          28,854





The condensed,  consolidated  balance sheets for the Company appear below and are presented in accordance  with  accounting principles generally accepted in the United States. All amounts are expressed in thousands of U.S. dollars.



ASSETS                                                    January 31, 2004        January 31, 2003
                                                          ----------------        ----------------
                                   (unaudited)
Current Assets
            Cash and cash equivalents                       $       30,530         $       10,318
            Short term investments                                      71                 20,148
            Accounts receivable, net                                 5,463                  6,732
            Prepaid expenses and other                               2,537                  2,509
                                                        ---------------------- -----------------------
                                                        ---------------------- -----------------------
                  Total current assets                              38,601                 39,707

Other assets, net                                                    3,983                  6,060
Goodwill                                                             2,275                  2,268
Other intangible assets                                                836                  1,104
                                                        ---------------------- -----------------------

                  Total Assets                              $       45,695         $       49,139
                                                        ====================== =======================
                                                        ====================== =======================


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
            Accounts payable                                $        2,615         $        3,069
            Accrued expenses                                         4,093                  7,220
            Accrued bonuses                                            745                    919
            Deferred revenues                                        3,720                  2,739
            Restructuring reserve                                      620                  1,326
                                                        ---------------------- -----------------------
                                                        ---------------------- -----------------------
                  Total current liabilities                         11,793                 15,273

            Restructuring reserve, net of
              current            portion                               887                  1,494
            Other long-term liabilities                               1,647                     -
                                                        ---------------------- -----------------------
                  Total long-term liabilities                         2,534                 1,494
                                                        ---------------------- -----------------------

                  Total Liabilities                                  14,327                16,767
                                                        ---------------------- -----------------------
                                                        ---------------------- -----------------------

Shareholders' Equity                                                 31,368                32,372

                  Total Liabilities & Shareholders'
                  Equity                                    $       45,695         $       49,139
                                                        ====================== =======================


